UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

ConforMIS, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2016, our Board, on the recommendation of our Compensation Committee, approved ConforMIS, Inc.’s (the “Company,” “we” or “us”) entry into retention arrangements with Paul Weiner, our Chief Financial Officer, and Daniel Steines, our Chief Technology Officer and certain other officers and employees.  The retention arrangements provide for the following modifications to the compensation arrangements for Mr. Weiner and Dr. Steines (each an “Executive”):

i.                  Dr. Steines’s base salary for 2016 will increase, retroactive to February 1, 2016, from $298,700 to $313,000;

ii.               The Executives’ employment agreements were amended to provide that all equity awards will be subject to acceleration of vesting in the event acceleration is required upon certain terminations set forth in the Executives’ employment agreements; and

iii.            Subject to the execution of a release of claims, and in the event we terminate the Executive’s employment other than for cause (as defined in his employment agreement) or if the Executive terminates his employment with us for good reason (as defined in his employment agreement), the Executive is entitled to:

a.              the continuation of his base salary and health insurance coverage for twelve months (the “Severance Period”); provided, however that the Severance Period shall remain in effect for 12 months after the date on which our next Chief Executive Officer commences employment (the “CEO Commencement Date”) and thereafter will be reduced by one month at the end of each month following the first anniversary of the CEO Commencement Date up to a maximum six month reduction (the “Reduction Formula”);

b.              accelerated vesting of all of outstanding equity awards such that the number of shares subject to such award that would have become vested had the Executive continued to be employed by us for the one year following his termination date shall vest on the date the release of claims becomes binding; provided, however, that such vesting acceleration shall remain in effect for twelve months after the CEO Commencement Date and thereafter the number of shares subject to such enhanced accelerated vesting shall  be reduced in accordance with the Reduction Formula.

The benefits described in clause (iii) above will terminate in the event a new Chief Executive Officer is not hired within eighteen months of May 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: May 24, 2016	By:	/s/ Paul Weiner
Paul Weiner
Chief Financial Officer

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